EXHIBIT 5.1

509 Olive Way, Suite 400

Seattle, WA 98101

August 24, 2009

Onvia, Inc.

Suite 400

509 Olive Way

Seattle, WA 98101

Re: Registration Statement on Form S-8 of Shares of Common Stock of Onvia, Inc. (the “Company”)

Ladies and Gentlemen:

As General Counsel of the Company, I have acted as counsel in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which we are filing with the Securities and Exchange Commission with respect to up to 190,000 shares of common stock of the Company (the “Shares”), which may be issued pursuant to the Onvia, Inc. 2008 Equity Incentive Plan, as amended (the “Plan”).

I am admitted to practice law in the State of Washington, and I render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of Washington and of the Delaware General Corporation Law.

I have examined the Registration Statement and such documents and records of the Company as I have deemed necessary for the purpose of this opinion. In giving this opinion, I am assuming the authenticity of all instruments presented to me as originals, the conformity with originals of all instruments presented to me as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, I am of the opinion that any Shares issued by the Company pursuant to the Plan, upon registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration for such Shares in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SoYoung Kwon,

General Counsel

Onvia, Inc.